CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2024	$841,000	$109.16

November 2019

Pricing Supplement No. 2,841

Registration Statement Nos. 333-221595; 333-221595-01

Dated November 21, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities will pay no interest, do not guarantee the repayment of any principal at maturity and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.  Beginning after three months, the securities will be automatically redeemed if the closing price of each of the common stock of American Airlines Group Inc., the common stock of The Boeing Company and the common stock of NVDIA Corporation, which we refer to collectively as the underlying stocks (each multiplied by its respective then-current adjustment factor) on any of the monthly determination dates is greater than or equal to 95% of its respective initial share price, which we refer to as its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 30.00%.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 30.00%. If the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective initial share price but the final share price of each underlying stock is greater than or equal to 65% of its respective initial share price, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much. These long-dated securities are for investors who are willing to risk their principal based on the worst performing underlying stock and forego current income and participation in the appreciation of the underlying stocks in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each of the underlying stocks close at or above its respective initial share price on a monthly determination date, with no possibility of an early redemption until after the three-month non-call period and the limited protection against loss that applies only if the final share price of each underlying stock is greater than or equal to the respective downside threshold level.  Investors will not participate in any appreciation of any underlying stock.  The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	American Airlines Group Inc. common stock (the “AAL Stock”), The Boeing Company common stock (the “BA Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Aggregate principal amount:	$841,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	November 21, 2019
Original issue date:	November 26, 2019 (3 business days after the pricing date)
Maturity date:	November 26, 2024
Early redemption:

The securities are not subject to automatic early redemption until three months after the original issue date. Following this 3-month initial non-call period, if, on any of the monthly determination dates, beginning on February 21, 2020, the determination closing price of each underlying stock is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed on any early redemption date if the determination closing price of any underlying stock is below its respective call threshold level on the related determination date.

Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 30.00% per annum) for each monthly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Three Months)” below.
Determination dates:

Starting after three months, monthly, beginning on February 21, 2020, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Three Months)” below.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:	Monthly, beginning on February 26, 2020 (approximately three months after the original issue date) as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustments will be made to the early redemption payment.
Downside threshold level:

With respect to the AAL Shares, $18.155, which is approximately 65% of its initial share price

With respect to the BA Shares, $238.186, which is 65% of its initial share price

With respect to the NVDA Shares, $136.617, which is 65% of its initial share price

Call threshold level:

With respect to the AAL Shares, $26.534, which is approximately 95% of its initial share price

With respect to the BA Shares, $348.118, which is 95% of its initial share price

With respect to the NVDA Shares, $199.671, which is 95% of its initial share price

Determination closing price:	With respect to each underlying stock, on any trading day, the closing price of such underlying stock on such trading day times the adjustment factor for such underlying stock on such trading day
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$2,500

•

If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

•

If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

Under these circumstances, you will lose more than 35%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$945.10 per security. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$2.50	$997.50
Total	$841,000	$2,102.50	$838,897.50
(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $2.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Terms continued from previous page:

Initial share price:

With respect to the AAL Stock, $27.93, which is its closing price on the pricing date

With respect to the BA Stock, $366.44, which is its closing price on the pricing date

With respect to the NVDA Stock, $210.18, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the respective determination closing price of such underlying stock on the final determination date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP:	61769HR80
ISIN:	US61769HR807
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After Three Months)

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
1st determination date: February 21, 2020	1st early redemption date: February 26, 2020	$1,075.00
2nd determination date: March 23, 2020	2nd early redemption date: March 26, 2020	$1,100.00
3rd determination date: April 21, 2020	3rd early redemption date: April 24, 2020	$1,125.00
4th determination date: May 21, 2020	4th early redemption date: May 27, 2020	$1,150.00
5th determination date: June 22, 2020	5th early redemption date: June 25, 2020	$1,175.00
6th determination date: July 21, 2020	6th early redemption date: July 24, 2020	$1,200.00
7th determination date: August 21, 2020	7th early redemption date: August 26, 2020	$1,225.00
8th determination date: September 21, 2020	8th early redemption date: September 24, 2020	$1,250.00
9th determination date: October 21, 2020	9th early redemption date: October 26, 2020	$1,275.00
10th determination date: November 23, 2020	10th early redemption date: November 27, 2020	$1,300.00
11th determination date: December 21, 2020	11th early redemption date: December 24, 2020	$1,325.00
12th determination date: January 21, 2021	12th early redemption date: January 26, 2021	$1,350.00
13th determination date: February 22, 2021	13th early redemption date: February 25, 2021	$1,375.00
14th determination date: March 22, 2021	14th early redemption date: March 25, 2021	$1,400.00
15th determination date: April 21, 2021	15th early redemption date: April 26, 2021	$1,425.00
16th determination date: May 21, 2021	16th early redemption date: May 26, 2021	$1,450.00
17th determination date: June 21, 2021	17th early redemption date: June 24, 2021	$1,475.00
18th determination date: July 21, 2021	18th early redemption date: July 26, 2021	$1,500.00
19th determination date: August 23, 2021	19th early redemption date: August 26, 2021	$1,525.00
20th determination date: September 21, 2021	20th early redemption date: September 24, 2021	$1,550.00
21st determination date: October 21, 2021	21st early redemption date: October 26, 2021	$1,575.00
22nd determination date: November 22, 2021	22nd early redemption date: November 26, 2021	$1,600.00
23rd determination date: December 21, 2021	23rd early redemption date: December 24, 2021	$1,625.00
24th determination date: January 21, 2022	24th early redemption date: January 26, 2022	$1,650.00
25th determination date: February 22, 2022	25th early redemption date: February 25, 2022	$1,675.00
26th determination date: March 21, 2022	26th early redemption date: March 24, 2022	$1,700.00
27th determination date: April 21, 2022	27th early redemption date: April 26, 2022	$1,725.00
28th determination date: May 23, 2022	28th early redemption date: May 26, 2022	$1,750.00

November 2019	Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
29th determination date: June 21, 2022	29th early redemption date: June 24, 2022	$1,775.00
30th determination date: July 21, 2022	30th early redemption date: July 26, 2022	$1,800.00
31st determination date: August 22, 2022	31st early redemption date: August 25, 2022	$1,825.00
32nd determination date: September 21, 2022	32nd early redemption date: September 26, 2022	$1,850.00
33rd determination date: October 21, 2022	33rd early redemption date: October 26, 2022	$1,875.00
34th determination date: November 21, 2022	34th early redemption date: November 25, 2022	$1,900.00
35th determination date: December 21, 2022	35th early redemption date: December 27, 2022	$1,925.00
36th determination date: January 23, 2023	36th early redemption date: January 26, 2023	$1,950.00
37th determination date: February 21, 2023	37th early redemption date: February 24, 2023	$1,975.00
38th determination date: March 21, 2023	38th early redemption date: March 24, 2023	$2,000.00
39th determination date: April 21, 2023	39th early redemption date: April 26, 2023	$2,025.00
40th determination date: May 22, 2023	40th early redemption date: May 25, 2023	$2,050.00
41st determination date: June 21, 2023	41st early redemption date: June 26, 2023	$2,075.00
42nd determination date: July 21, 2023	42nd early redemption date: July 26, 2023	$2,100.00
43rd determination date: August 21, 2023	43rd early redemption date: August 24, 2023	$2,125.00
44th determination date: September 21, 2023	44th early redemption date: September 26, 2023	$2,150.00
45th determination date: October 23, 2023	45th early redemption date: October 26, 2023	$2,175.00
46th determination date: November 21, 2023	46th early redemption date: November 27, 2023	$2,200.00
47th determination date: December 21, 2023	47th early redemption date: December 27, 2023	$2,225.00
48th determination date: January 22, 2024	48th early redemption date: January 25, 2024	$2,250.00
49th determination date: February 21, 2024	49th early redemption date: February 26, 2024	$2,275.00
50th determination date: March 21, 2024	50th early redemption date: March 26, 2024	$2,300.00
51st determination date: April 22, 2024	51st early redemption date: April 25, 2024	$2,325.00
52nd determination date: May 21, 2024	52nd early redemption date: May 24, 2024	$2,350.00
53rd determination date: June 21, 2024	53rd early redemption date: June 26, 2024	$2,375.00
54th determination date: July 22, 2024	54th early redemption date: July 25, 2024	$2,400.00
55th determination date: August 21, 2024	55th early redemption date: August 26, 2024	$2,425.00
56th determination date: September 23, 2024	56th early redemption date: September 26, 2024	$2,450.00
57th determination date: October 21, 2024	57th early redemption date: October 24, 2024	$2,475.00
Final determination date: November 21, 2024	See “Maturity date” above.	See “Payment at maturity” above.

November 2019	Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Investment Summary

Auto-Callable Securities

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVDIA Corporation (the “securities”) do not provide for the regular payment of interest and do not guarantee any repayment of the stated principal amount at maturity.  Instead, beginning after three months, the securities will be automatically redeemed if the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) on any of the determination dates is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a per annum return of approximately 30.00%, as described below.  At maturity, if the securities have not previously been redeemed and the final share price of each underlying index is is greater than or equal its respective call threshold level, investors will receive a payment at maturity per $1,000 security that reflects a per annum return of approximately 30.00%. If the securities have not previously been redeemed and the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 65% of the respective initial share price, investors will receive the stated principal of $1,000. However, if the securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline of the worst performing underlying stock from its initial share price on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	5 years
Automatic early redemption monthly (beginning after three months):	If, on any of the monthly determination dates, beginning February 21, 2020 (three months after the original issue date) the closing price of each underlying stock (multiplied by its resepective then-current adjustment factor) is greater than or equal its respective call threshold level, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 30.00% per annum) for each monthly determination date (beginning after three months), as follows:

• 1st determination date:	$1,075.00
• 2nd determination date:	$1,100.00
• 3rd determination date:	$1,125.00
• 4th determination date:	$1,150.00
• 5th determination date:	$1,175.00
• 6th determination date:	$1,200.00
• 7th determination date:	$1,225.00
• 8th determination date:	$1,250.00
• 9th determination date:	$1,275.00
• 10th determination date:	$1,300.00
• 11th determination date:	$1,325.00
• 12th determination date:	$1,350.00
• 13th determination date:	$1,375.00
• 14th determination date:	$1,400.00
• 15th determination date:	$1,425.00
• 16th determination date:	$1,450.00
• 17th determination date:	$1,475.00
• 18th determination date:	$1,500.00

November 2019	Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

• 19th determination date:	$1,525.00
• 20th determination date:	$1,550.00
• 21st determination date:	$1,575.00
• 22nd determination date:	$1,600.00
• 23rd determination date:	$1,625.00
• 24th determination date:	$1,650.00
• 25th determination date:	$1,675.00
• 26th determination date:	$1,700.00
• 27th determination date:	$1,725.00
• 28th determination date:	$1,750.00
• 29th determination date:	$1,775.00
• 30th determination date:	$1,800.00
• 31st determination date:	$1,825.00
• 32nd determination date:	$1,850.00
• 33rd determination date:	$1,875.00
• 34th determination date:	$1,900.00
• 35th determination date:	$1,925.00
• 36th determination date:	$1,950.00
• 37th determination date:	$1,975.00
• 38th determination date:	$2,000.00
• 39th determination date:	$2,025.00
• 40th determination date:	$2,050.00
• 41st determination date:	$2,075.00
• 42nd determination date:	$2,100.00
• 43rd determination date:	$2,125.00
• 44th determination date:	$2,150.00
• 45th determination date:	$2,175.00
• 46th determination date:	$2,200.00
• 47th determination date:	$2,225.00
• 48th determination date:	$2,250.00
• 49th determination date:	$2,275.00
• 50th determination date:	$2,300.00
• 51st determination date:	$2,325.00
• 52nd determination date:	$2,350.00
• 53rd determination date:	$2,375.00
• 54th determination date:	$2,400.00
• 55th determination date:	$2,425.00
• 56th determination date:	$2,450.00
• 57th determination date:	$2,475.00
No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

November 2019	Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

$2,500

•

If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

•

If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

November 2019	Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $945.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2019	Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will be automatically redeemed for an early redemption amount corresponding to a return of approximately 30.00% per annum if the closing price of each of the underlying stocks (multiplied by its respective then-current adjustment factor) on any of the monthly determination dates is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be significantly less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	Beginning after three months, when the closing price of each underlying stock (multiplied by its respective then-current adjustment factor) is greater than or equal to its respective call threshold level on any of the monthly determination dates, the securities will be automatically redeemed for the relevant early redemption payment on the relevant early redemption date, corresponding to a return of approximately 30.00% per annum. Investors do not participate in any appreciation of the underlying stocks.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a positive return at maturity	This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each underlying stock is at or above its respective call threshold level. At maturity, investors will receive a cash payment equal to $2,500 per stated principal amount, corresponding to a return of approximately 30.00% per annum. Investors do not participate in any appreciation of the underlying stocks.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the closing price of at least one underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, any underlying stock closes below its respective initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, which is 65% of its respective initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that the closing price of the worst performing underlying stock (multiplied by its respective then-current adjustment factor) is below its respective call threshold level on each of the monthly determination dates (beginning after three months). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price of any underlying stock is below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

November 2019	Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only.  Whether the securities are redeemed prior to maturity will be determined by reference to the closing price of each underlying stock on each of the monthly determination dates (beginning after three months), and the payment at maturity (if the securities are not redeemed prior to maturity) will be determined by reference to the final share price of each underlying stock on the final determination date.  The actual initial share prices, call threshold levels and downside threshold levels will be determined on the pricing date.  Some numbers appearing in the examples below may have been rounded for ease of analysis.  All payments on the securities are subject to our credit risk.  The below examples assume that there are no adjustments to the adjustment factors and are based on the following terms:

Hypothetical Initial Share Price:	With respect to the AAL Stock: $30.00 With respect to the BA Stock: $375.00 With respect to the NVDA Stock: $200.00
Hypothetical Call Threshold Level:

With respect to the AAL Stock: $28.50, which is 95% of its hypothetical initial share price

With respect to the BA Stock: $356.25, which is 95% of its hypothetical initial share price

With respect to the NVDA Stock: $190.00, which is 95% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the AAL Stock: $19.50, which is 65% of its hypothetical initial share price

With respect to the BA Stock: $243.75, which is 65% of its hypothetical initial share price

With respect to the NVDA Stock: $130.00, which is 65% of its hypothetical initial share price

Early Redemption Payment (beginning after three months):

The early redemption payment will be an amount in cash per stated principal amount corresponding to a return of approximately 30.00% per annum for each monthly determination date (beginning after three months), as follows:

• 1st determination date:	$1,075.00
• 2nd determination date:	$1,100.00
• 3rd determination date:	$1,125.00
• 4th determination date:	$1,150.00
• 5th determination date:	$1,175.00
• 6th determination date:	$1,200.00
• 7th determination date:	$1,225.00
• 8th determination date:	$1,250.00
• 9th determination date:	$1,275.00
• 10th determination date:	$1,300.00
• 11th determination date:	$1,325.00
• 12th determination date:	$1,350.00
• 13th determination date:	$1,375.00
• 14th determination date:	$1,400.00
• 15th determination date:	$1,425.00
• 16th determination date:	$1,450.00
• 17th determination date:	$1,475.00
• 18th determination date:	$1,500.00
• 19th determination date:	$1,525.00
• 20th determination date:	$1,550.00
• 21st determination date:	$1,575.00
• 22nd determination date:	$1,600.00
• 23rd determination date:	$1,625.00
• 24th determination date:	$1,650.00

November 2019	Page 9

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

• 25th determination date:	$1,675.00
• 26th determination date:	$1,700.00
• 27th determination date:	$1,725.00
• 28th determination date:	$1,750.00
• 29th determination date:	$1,775.00
• 30th determination date:	$1,800.00
• 31st determination date:	$1,825.00
• 32nd determination date:	$1,850.00
• 33rd determination date:	$1,875.00
• 34th determination date:	$1,900.00
• 35th determination date:	$1,925.00
• 36th determination date:	$1,950.00
• 37th determination date:	$1,975.00
• 38th determination date:	$2,000.00
• 39th determination date:	$2,025.00
• 40th determination date:	$2,050.00
• 41st determination date:	$2,075.00
• 42nd determination date:	$2,100.00
• 43rd determination date:	$2,125.00
• 44th determination date:	$2,150.00
• 45th determination date:	$2,175.00
• 46th determination date:	$2,200.00
• 47th determination date:	$2,225.00
• 48th determination date:	$2,250.00
• 49th determination date:	$2,275.00
• 50th determination date:	$2,300.00
• 51st determination date:	$2,325.00
• 52nd determination date:	$2,350.00
• 53rd determination date:	$2,375.00
• 54th determination date:	$2,400.00
• 55th determination date:	$2,425.00
• 56th determination date:	$2,450.00
• 57th determination date:	$2,475.00
No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price of each underlying stock is greater than or equal to its respective call threshold level:

$2,500

•

If the final share price of any underlying stock is less than its respective call threshold level but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000

•

If the final share price of any underlying stock is less than its respective downside threshold level:

$(1,000 x share performance factor of the worst performing underlying stock)

November 2019	Page 10

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Under these circumstances, you will lose a significant portion or all of your investment.
Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

	Determination Closing Price			Payment (per Security)
	AAL Stock	BA Stock	NVDA Stock
1st Determination Date	$25.00 (below the call threshold level)	$358.50 (at or above the call threshold level)	$192.75 (at or above the call threshold level)	--
2nd Determination Date	$32.00 (at or above the call threshold level)	$390.00 (at or above the call threshold level)	$205.00 (at or above the call threshold level)	$1,100.00

In this example, on the first determination date, the closing prices of two of the underlying stocks are at or above their respective call threshold levels, but the closing price of the other underlying stock is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing prices of all three underlying stocks are at or above their respective call threshold levels. Therefore, the securities are automatically redeemed on the second early redemption date.  Investors will receive $1,100.00 per security on the related early redemption date, corresponding to an annual return of approximately 30.00%.  No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stocks.

Payment at Maturity

In the following examples, the closing price of each underlying stock on each of the monthly determination dates (beginning after three months) is less than its respective initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity (per Security)
	AAL Stock	BA Stock	NVDA Stock
Example 1:	$35.00 (at or above its call threshold level)	$380.00 (at or above its call threshold level)	$205.00 (at or above its call threshold level)	$2,500.00
Example 2:	$33.00 (at or above its call threshold level)	$393.75 (at or above its call threshold level)	$180.00 (below its call threshold level but at or above its downside threshold level)	$1,000.00
Example 3:	$31.50 (below its call threshold level but at or above its downside threshold level)	$112.50 (below its downside threshold level)	$210.00 (at or above its downside threshold level)	$1,000 × ($112.50 / $375.00) = $300.00
Example	$9.00 (below its downside threshold	$150.00 (below its downside threshold	$80.00 (below its downside threshold	$1,000 × ($9.00 /

November 2019	Page 11

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

4:	level)	level)	level)	$30.00) = $300.00
Example 5:	$9.00 (below its downside threshold level)	$168.75 (below its downside threshold level)	$40.00 (below its downside threshold level)	$1,000 × ($40.00 / $200.00) = $200.00

In example 1, the final share price of each underlying stock is at or above its respective call threshold level. Therefore, investors receive $2,500 per security at maturity, corresponding to an annual return of approximately 30.00%. Investors do not participate in any appreciation of any underlying stock.

In example 2, the final share price of two underlying stocks are at or above their respective call threshold levels, but the final share price of the other underlying stock is below its respective call threshold level but at or above its respective downside threshold level. The AAL Stock has increased 10% from its initial share price to its final share price, the BA Stock has increased 5% from its initial share price to its final share price and the NVDA Stock has declined 10% from its initial share price to its final share price. Therefore, investors receive a payment at maturity equal to $1,000 per security. Investors do not participate in any appreciation of any underlying stock.

In example 3, the final share prices of two of the underlying stocks are at or above their respective call threshold levels, but the final share price of the other underlying stock is below its downside threshold level. The AAL Stock has increased 5% from its initial share price to its final share price, the BA Stock has declined 70% from its initial share price to its final share price and the NVDA Stock has increased 5% from its initial share price to its final share price. Therefore, investors will receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the BA Stock, which is the worst performing underlying stock in this example. Investors lose a significant portion of their investment even through two of the underlying stocks have appreciated, because the final share price of one underlying stock is less than its respective downside threshold level.

In examples 4 and 5, the final share prices of all of the underlying stocks are below their respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the AAL Stock has declined 70% from its initial share price to its final share price, the BA Stock has declined 60% from its initial share price to its final share price and the NVDA Stock has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the AAL Stock, which represents the worst performing underlying stock in this example. In example 5, the AAL Stock has declined 70% from its initial share price to its final share price, the BA Stock has declined 55% from its initial share price to its final share price and the NVDA Stock has declined 80% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the NVDA Stock, which represents the worst performing underlying stock in this example.

If the securities are not redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level, you will lose a significant portion or all of your investment in the securities.

November 2019	Page 12

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay any interest and do not guarantee the return of any of the stated principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level of 65% of its initial share price, you will be exposed to the decline in the worst performing underlying stock, as compared to its respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payments or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date (beginning after three months) if each of the underlying stocks closes at or above its respective call threshold level on any of the monthly determination dates, or to the upside payment at maturity if the securities have not been redeemed and the final share of each underlying stock is at or above its respective call threshold level. In all cases, you will not participate in any appreciation of the underlying stocks, which could be significant.

▪	You are exposed to the price risk of each of the underlying stocks. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. In addition, if any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under these circumstances, the value of any such payment at maturity will be less than 65% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying stocks.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective initial index values, call threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying stock that may or may not require adjustments to the adjustment factors, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

November 2019	Page 13

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below its downside threshold level or if market interest rates rise.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first three months of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	Investing in the securities is not equivalent to investing in the common stock of American Airlines Group Inc., The Boeing Company or NVIDIA Corporation. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	No affiliation with American Airlines Group Inc., The Boeing Company or NVIDIA Corporation. American Airlines Group Inc., The Boeing Company and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to American Airlines Group Inc., The Boeing Company or NVIDIA Corporation in connection with this offering.

November 2019	Page 14

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

▪	We may engage in business with or involving American Airlines Group Inc., The Boeing Company or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with American Airlines Group Inc., The Boeing Company or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about American Airlines Group Inc., The Boeing Company or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to American Airlines Group Inc., The Boeing Group or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, this may decrease the final share price of an underlying stock to be less than its respective downside threshold level (resulting in a loss of a significant portion or all of your investment in the securities), materially and adversely affecting your return.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

November 2019	Page 15

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of an underlying stock, and, therefore, could have increased the (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) downside threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the final determination date (if the securities are not called) so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the closing price of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices, the call threshold levels and the downside threshold levels and will determine the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for auto-callable securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to

November 2019	Page 16

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2019	Page 17

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

American Airlines Group Inc. Overview

American Airlines Group Inc. is a holding company of a major network carrier in the airline industry. The AAL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by American Airlines Group Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-08400 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding American Airlines Group Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAL Stock is accurate or complete.

Information as of market close on November 21, 2019:

Bloomberg Ticker Symbol:	AAL
Exchange:	Nasdaq
Current Stock Price:	$27.93
52 Weeks Ago:	$36.31
52 Week High (on 11/30/2018):	$40.16
52 Week Low (on 8/27/2019):	$24.45
Current Dividend Yield:	1.43%

The following table sets forth the published high and low closing prices of, as well as dividends on, the AAL Stock for each quarter from January 1, 2016 through November 21, 2019. The closing price of the AAL Stock on November 21, 2019 was $27.93.  The associated graph shows the closing prices of the AAL Stock for each day from January 1, 2014 through November 21, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the AAL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAL Stock on any determination date, including the final determination date.

Common Stock of American Airlines Group Inc. (CUSIP 02376R102)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	43.47	35.55	0.10
Second Quarter	41.34	25.27	0.10
Third Quarter	39.35	28.35	0.10
Fourth Quarter	49.64	37.38	0.10
2017
First Quarter	49.59	40.35	0.10
Second Quarter	51.43	40.90	0.10
Third Quarter	54.22	42.92	0.10
Fourth Quarter	53.03	45.74	0.10
2018
First Quarter	58.47	48.36	0.10
Second Quarter	52.14	37.96	0.10
Third Quarter	43.60	35.96	0.10
Fourth Quarter	40.16	29.72	0.10
2019
First Quarter	36.93	30.06	0.10
Second Quarter	34.81	27.20	0.10
Third Quarter	34.59	24.45	0.10
Fourth Quarter (through November 21, 2019)	31.36	25.27	0.10

We make no representation as to the amount of dividends, if any, that American Airlines Group Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of American Airlines Group Inc.

November 2019	Page 18

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Common Stock of American Airlines Group Inc. – Daily Closing Prices January 1, 2014 to November 21, 2019

This document relates only to the securities referenced hereby and does not relate to the AAL Stock or other securities of American Airlines Group Inc. We have derived all disclosures contained in this document regarding American Airlines Group Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to American Airlines Group Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding American Airlines Group Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAL Stock (and therefore the price of the AAL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning American Airlines Group Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the AAL Stock.

November 2019	Page 19

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

The Boeing Company Overview

The Boeing Company is an aerospace firm. The BA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Boeing Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00442 through the Securities and Exchange Commission’s website at .www.sec.gov. In addition, information regarding The Boeing Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on November 21, 2019:

Bloomberg Ticker Symbol:	BA
Exchange:	NYSE
Current Stock Price:	$366.44
52 Weeks Ago:	$317.32
52 Week High (on 3/1/2019):	$440.62
52 Week Low (on 12/24/2018):	$294.16
Current Dividend Yield:	2.24%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BA Stock for each quarter from January 1, 2016 through November 21, 2019. The closing price of the BA Stock on November 21, 2019 was $366.44. The associated graph shows the closing prices of the BA Stock for each day from January 1, 2014 through November 21, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the BA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the BA Stock on any determination date, including the final determination date.

Common Stock of The Boeing Company (CUSIP 097023105)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	141.07	108.44	1.09
Second Quarter	137.08	122.70	1.09
Third Quarter	135.96	126.70	1.09
Fourth Quarter	157.81	132.25	1.09
2017
First Quarter	183.91	156.97	1.42
Second Quarter	202.23	175.62	1.42
Third Quarter	256.45	198.59	1.42
Fourth Quarter	297.90	255.46	1.42
2018
First Quarter	364.64	296.67	1.71
Second Quarter	371.56	322.44	1.71
Third Quarter	372.23	331.76	1.71
Fourth Quarter	392.30	294.16	1.71
2019
First Quarter	440.62	310.90	2.055
Second Quarter	395.86	337.37	2.055
Third Quarter	386.89	320.42	2.055
Fourth Quarter (through November 21, 2019)	376.54	331.06	2.055

We make no representation as to the amount of dividends, if any, that The Boeing Company. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Boeing Company.

November 2019	Page 20

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Common Stock of The Boeing Company. – Daily Closing Prices January 1, 2014 to November 21, 2019

This document relates only to the securities referenced hereby and does not relate to the BA Stock or other securities of The Boeing Company. We have derived all disclosures contained in this document regarding The Boeing Company stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Boeing Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Boeing Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BA Stock (and therefore the price of the BA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Boeing Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the BA Stock.

November 2019	Page 21

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on November 21, 2019:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$210.18
52 Weeks Ago:	$144.71
52 Week High (on 11/18/2019):	$212.28
52 Week Low (on 12/24/2018):	$127.08
Current Dividend Yield:	0.30%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2016 through November 21, 2019. The closing price of the NVDA Stock on November 21, 2019 was $210.18.  The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2014 through November 21, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the NVDA Stock on any determination date, including the final determination date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2016
First Quarter	35.76	25.22	0.115
Second Quarter	48.49	34.76	0.115
Third Quarter	68.52	46.66	0.115
Fourth Quarter	117.32	65.35	0.14
2017
First Quarter	119.13	97.67	0.14
Second Quarter	159.94	95.49	0.14
Third Quarter	187.55	139.33	0.14
Fourth Quarter	216.96	179.00	0.15
2018
First Quarter	250.48	199.35	0.15
Second Quarter	266.91	214.25	0.15
Third Quarter	283.70	236.84	0.15
Fourth Quarter	289.36	127.08	0.16
2019
First Quarter	183.94	127.99	0.16
Second Quarter	192.10	133.78	0.16
Third Quarter	184.33	148.77	0.16
Fourth Quarter (through November 21, 2019)	212.28	173.04	0.16

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

November 2019	Page 22

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2014 to November 21, 2019

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation.  We have derived all disclosures contained in this document regarding NVIDIA Corporation stock from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the NVDA Stock.

November 2019	Page 23

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms herein shall control.
Underlying stocks:	The accompanying product supplement refers to the underlying stocks as the “underlying shares.”
Underlying stock issuer:

With respect to the AAL Stock, American Airlines Group Inc.

With resepct to the BA Stock, The Boeing Company.

With respect to the NVDA Stock, NVIDIA Corporation.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:	If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•     Upon any determination date following the effective date of a reorganization event and prior to the final determination date:  If the exchange property value (as defined below) is greater than or equal to the call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to its call threshold level, the securities will be automatically redeemed for the relevant early redemption payment.

•     Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢ If the exchange property value on the final determination date is greater than or equal to the respective call threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective call threshold level: $2,500; or

➢ If the exchange property value on the final determination date is less than the call threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than the respective call threshold level, but the exchange property value is greater than or equal to the respective downside threshold level, and the final share price (or exchange property value, if applicable) of each other underlying stock is greater than or equal to the respective

November 2019	Page 24

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

downside threshold level: $1,000; or

➢ If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than its respective downside threshold level:

➢             If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢             If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of calculating the share performance factor, the “final share price” of the worst performing underlying stock will be deemed to equal the cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock times the adjustment factor for such worst performing underlying stock on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level or downside threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event, and (z) for any security received in any such reorganization event, an amount equal to the closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor for such underlying stock at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the

November 2019	Page 25

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect.  The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.  Adjustments to the adjustment factors will be made up to the close of business on the final determination date.

No adjustments to the adjustment factors or method of calculating the adjustment factors will be required other than those specified above.  The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factors or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

November 2019	Page 26

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Information:
Denominations:	$1,000 per security and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪

A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪

Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-

November 2019	Page 27

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 7 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in the underlying stocks and in futures and/or options contracts on the underlying stocks. Such purchase activity could have increased the initial share price of an underlying stock, and, therefore, could have increased (i) the value at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the value at or above which such underlying stock must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

November 2019	Page 28

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions

November 2019	Page 29

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $2.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is

November 2019	Page 30

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due November 26, 2024, with 3-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of American Airlines Group Inc., the Common Stock of The Boeing Company and the Common Stock of NVIDIA Corporation

Principal at Risk Securities

Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

November 2019	Page 31